      As filed with the Securities and Exchange Commission on May 5, 1999
                                                      Registration No. 333-70769
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                           ---------------------------


                            ALLEGIANCE TELECOM, INC.
             (Exact name of registrant as specified in its charter)

                           ---------------------------


                Delaware                                    75-2721491
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


          1950 Stemmons Freeway
               Suite 3026                                      75207
              Dallas, Texas                                 (Zip Code)
(Address of Principal Executive Offices)


          ALLEGIANCE TELECOM, INC. 1997 NONQUALIFIED STOCK OPTION PLAN
               ALLEGIANCE TELECOM, INC. 1998 STOCK INCENTIVE PLAN
                           (Full Title of the Plans)

                               Mark B. Tresnowski
                         Senior Vice President, General
                             Counsel and Secretary
                            Allegiance Telecom, Inc.
                          4 Westbrook Corporate Center
                                   Suite 400
                          Westchester, Illinois 60154

            (Name, address including zip code, and telephone number,
                   including area code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM          AMOUNT OF
  TITLE OF SECURITIES TO BE        AMOUNT TO BE         OFFERING PRICE PER    AGGREGATE OFFERING       REGISTRATION
         REGISTERED                REGISTERED(1)               SHARE                 PRICE                  FEE
========================================================================================================================
Common Stock, par value
$.01 per share...............        6,915 shares           $  2.82 (2)          $      19,501            $      6

Common Stock, par value
$.01 per share...............    2,493,085 shares           $47.125 (3)          $ 117,486,631            $ 32,662
------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 of the Securities Act of 1933, this Amendment also covers such additional shares of common stock as may become issuable pursuant to anti-dilution provisions of the stock plans described herein.

(2) The shares being registered hereby are additional shares reserved for issuance pursuant to the Allegiance Telecom, Inc. 1997 Nonqualified Stock Option Plan. Estimated pursuant to Rule 457(h), solely for purposes of calculating the amount of the registration fee, based on the weighted average exercise price of $2.82 relating to the options granted under the Allegiance Telecom, Inc. 1997 Nonqualified Stock Option Plan.

(3) The shares being registered hereby are additional shares reserved for issuance pursuant to the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, as amended. Estimated pursuant to Rule 457(c) and (h), solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low prices reported for the Common Stock on the Nasdaq National Market on May 3, 1999, of $47.125.

================================================================================

                                EXPLANATORY NOTE

     This Amendment No. 1 to Registration Statement on Form S-8 is being filed by Allegiance Telecom, Inc., a Delaware corporation (the "Company"), in connection with the registration of an additional 6,915 shares and an additional 2,493,085 shares of the Company's common stock, par value $.01 per share, to be issued pursuant to the Allegiance Telecom, Inc. 1997 Nonqualified Stock Option Plan and the Allegiance Telecom, Inc. 1998 Stock Incentive Plan, as amended, respectively. Except for Item 3 and Item 5, the contents of the Registration Statement on Form S-8 (Registration No. 333-70769) filed by the Company with the Securities and Exchange Commission on January 19, 1999, is incorporated herein by reference.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference:



                  (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Commission on March 30, 1999.



                  (b) The description of the Company's common stock, par value $.01 per share contained in the Company's Prospectus, dated April 14, 1999, filed pursuant to Rule 424(b) of the Securities Act of 1933, which relates to the Company's Registration Statement on Form S-1 (Registration No. 333-74763).



                  (c) The Company's Current Report on Form 8-K, filed with the Commission on April 9, 1999.



                  (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the Commission on April 21, 1999.



                  (e) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.





ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL. The validity of the additional shares of common stock to be issued under the plans will be passed upon for the Company by Mark B. Tresnowski, the Company's Senior Vice President, General Counsel and Secretary. Mr. Tresnowski (a) owns 3,000 shares of common stock and
(b) holds options to purchase 300,000 shares of common stock at an exercise price of $1.00 per share.

ITEM 8.  EXHIBITS. An Exhibit index is located after the signature pages hereto.


        Number                        Description
        ------                        -----------
         3.1      Amended and Restated Certificate of Incorporation of the
                  Company, incorporated by reference to Exhibit 3.1 of the
                  Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12,
                  1998.

         3.2 Certificate of Correction to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 1998
                  (the "1998 Form 10-K").

         3.3 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998.

         4.1      Form of certificate representing shares of Common Stock, $.01 par value per share, incorporated by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-1
                  (Registration File No. 333-53475).

         4.2 Allegiance Telecom, Inc. 1997 Nonqualified Stock Option Plan, incorporated by reference to Exhibit 10.4 of the Company's
                  Registration Statement on Form S-4 (Registration File No.
                  333-49013).

         4.3 Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.6 of the Company's
                  Registration Statement on Form S-1 (Registration File No.
                  333-53475).

         4.4      First Amendment to the Allegiance Telecom, Inc. 1998 Stock
                  Incentive Plan, incorporated by reference to Exhibit 10.7 to the 1998 Form 10-K.

        *5.1      Opinion of Mark B. Tresnowski, the Senior Vice President,
                  General Counsel and Secretary of Allegiance Telecom, Inc., with respect to the legality of the shares of the common stock being registered hereby.

       *23.1      Consent of Arthur Andersen LLP.

        23.2      Consent of Mark B. Tresnowski (included in Exhibit 5.1).


        ---------------
        * Filed herewith

                                   SIGNATURES



        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 5, 1999.


                                   ALLEGIANCE TELECOM, INC.



                                   By  /s/ ROYCE J. HOLLAND
                                      ----------------------------------------
                                       Royce J. Holland, Chairman of the Board
                                       and Chief Executive Officer







         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on May 5, 1999:





 /s/ ROYCE J. HOLLAND                                 Chairman of the Board and Chief Executive Officer (Principal
-------------------------------------                 Executive Officer)
Royce J. Holland

                  *                                   President, Chief Operating Officer and Director
-------------------------------------
C. Daniel Yost

                  *                                   Executive Vice President, Chief Financial Officer, and
-------------------------------------                 Director (Principal Financial Officer)
Thomas M. Lord

/s/ DENNIS M. MAUNDER                                 Vice President and Controller (Principal Accounting Officer)
-------------------------------------
Dennis M. Maunder

                  *                                   Senior Vice President of Sales and Marketing and Director
-------------------------------------
John J. Callahan

                  *                                   Director
-------------------------------------
Paul D. Carbery

                *                                     Director
-------------------------------------
James E. Crawford, III

                *                                     Director
-------------------------------------
John B. Ehrenkranz

                *                                     Director
-------------------------------------
Paul J. Finnegan

                *                                     Director
-------------------------------------
Richard D. Frisbie

                *                                     Director
-------------------------------------
Reed E. Hundt

                *                                     Director
-------------------------------------
James N. Perry, Jr.



* THE UNDERSIGNED, BY SIGNING HIS NAME HERETO, DOES SIGN AND EXECUTE THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT ON BEHALF OF THE ABOVE NAMED OFFICERS AND DIRECTORS OF ALLEGIANCE TELECOM, INC. PURSUANT TO THE POWER OF ATTORNEY EXECUTED BY SUCH OFFICERS AND DIRECTORS AND PREVIOUSLY FILED WITH THE SECURITIES NAD EXCHANGE COMMISSION.

                    By: /s/ DENNIS M. MAUNDER
----------------------------------------------------------------------
                            Dennis M. Maunder
                            Attorney-in-Fact

                                  EXHIBIT INDEX


        Number                        Description
        ------                        -----------
         3.1      Amended and Restated Certificate of Incorporation of the
                  Company, incorporated by reference to Exhibit 3.1 of the
                  Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12,
                  1998.

         3.2 Certificate of Correction to Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the year ended December 31, 1998
                  (the "1998 Form 10-K").

         3.3 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed with the Commission on August 12, 1998.

         4.1      Form of certificate representing shares of Common Stock, $.01 par value per share, incorporated by reference to Exhibit 4.5 of the Company's Registration Statement on Form S-1
                  (Registration File No. 333-53475).

         4.2 Allegiance Telecom, Inc. 1997 Nonqualified Stock Option Plan, incorporated by reference to Exhibit 10.4 of the Company's
                  Registration Statement on Form S-4 (Registration File No.
                  333-49013).

         4.3 Allegiance Telecom, Inc. 1998 Stock Incentive Plan, incorporated by reference to Exhibit 10.6 of the Company's
                  Registration Statement on Form S-1 (Registration File No.
                  333-53475).

         4.4      First Amendment to the Allegiance Telecom, Inc. 1998 Stock
                  Incentive Plan, incorporated by reference to Exhibit 10.7 to the 1998 Form 10-K.

        *5.1      Opinion of Mark B. Tresnowski, the Senior Vice President,
                  General Counsel and Secretary of Allegiance Telecom, Inc., with respect to the legality of the shares of the Common Stock being registered hereby.

       *23.1      Consent of Arthur Andersen LLP.


        23.2      Consent of Mark B. Tresnowski (included in Exhibit 5.1).


        ---------------
        * Filed herewith